Exhibit 99.1

CVR Refining Reports 2018 Second Quarter Results
And Announces Cash Distribution of 66 Cents

SUGAR LAND, Texas (July 25, 2018) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced net income of $118 million on net sales of $1,824 million for the second quarter of 2018, compared to a net loss of $19 million on net sales of $1,338 million for the second quarter of 2017. Adjusted EBITDA, a non-GAAP financial measure, for the 2018 second quarter was $147 million compared to adjusted EBITDA of $43 million for the 2017 second quarter.

For the first six months of 2018, net income was $265 million on net sales of $3,282 million, compared to net income of $48 million on net sales of $2,762 million for the comparable period a year earlier. Adjusted EBITDA for the first six months of 2018 was $273 million, compared to adjusted EBITDA of $158 million for the first six months of 2017.

“CVR Refining reported another period of solid results for the 2018 second quarter,” said Dave Lamp, Chief Executive Officer of CVR Refining's general partner. “The quarter’s success was attributable to a $4.88 increase in Group 3 crack spreads, low Renewable Identification Number (RIN) prices and wide crude oil differentials compared to the same period last year.

“Looking ahead, CVR Refining is off to a good start in the third quarter,” Lamp said. "While crack spreads have moderated in July, crude oil differentials are strong and RIN prices remain low."

Consolidated Operations

Second quarter 2018 combined crude oil throughput was approximately 206,000 barrels per day (bpd). Combined crude oil throughput was approximately 214,000 bpd for the same period in 2017.

Refining margin adjusted for FIFO impact per combined total throughput, a non-GAAP financial measure, was $12.61 in the 2018 second quarter, compared to $7.21 during the same period in 2017. Direct operating expenses (exclusive of depreciation and amortization), excluding major scheduled turnaround expenses, per combined total throughput, for the 2018 second quarter were $4.76, compared to $4.13 in the second quarter of 2017.

Distributions

CVR Refining also announced today a second quarter 2018 distribution of 66 cents per common unit. The distribution, as set by the board of CVR Refining GP, LLC, the general partner of CVR Refining, will be paid on Aug. 13, 2018, to unitholders of record on Aug. 6, 2018. CVR Refining's second quarter cash distribution brings the cumulative cash distributions paid or declared for the first six months of 2018 to $1.17 per common unit.

CVR Refining is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, RINs’ costs and cash reserves deemed necessary or appropriate by the board of directors of its general partner.

Second Quarter 2018 Earnings Conference Call

CVR Refining previously announced that it will host its second quarter 2018 Earnings Conference Call for analysts and investors on Thursday, July 26, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of the partnership’s developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://edge.media-server.com/m6/p/w32e2qev. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the webcast will be archived and available for 14 days at https://edge.media-server.com/m6/p/w32e2qev. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID13681418.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Refining’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Refining’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: crude oil differentials; RINs, crude oil, feedstock and product prices; distributions; operating performance; reserves; third quarter performance including throughput, production, direct operating expenses, capital spending and depreciation; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) price volatility of crude oil, other feedstocks and refined products; our ability to make cash distributions; potential operating hazards; costs of compliance with existing, or compliance with new, laws and regulations and potential liabilities arising therefrom; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a capacity of 132,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a capacity of 74,500 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate and invest in supporting logistics assets, including approximately 570 miles of owned, leased and joint venture pipelines, approximately 130 crude oil transports, a network of strategically located crude oil gathering tank farms, and approximately 6.4 million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Refining, LP
(281) 207-3588
IR@CVRRefining.com

Media Relations:
Brandee Stephens
CVR Refining, LP
(281) 207-3516
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited other than the balance sheet data as of December 31, 2017).

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$1,824	$1,338	$3,282	$2,762
Operating costs and expenses:
Cost of materials and other	1,553	1,208	2,771	2,409
Direct operating expenses(1)(2)	94	86	187	188
Depreciation and amortization	32	31	65	65
Cost of sales	1,679	1,325	3,023	2,662
Selling, general and administrative expenses(1)	22	19	38	40
Depreciation and amortization	1	1	2	1
Loss on asset disposals	5	—	5	—
Operating income (loss)	117	(7)	214	59
Interest expense, net	(11)	(12)	(22)	(23)
Gain on derivatives, net	10	—	70	12
Other income, net	2	—	3	—
Net income (loss)	$118	$(19)	$265	$48

Net income (loss) per common unit - basic and diluted	$0.80	$(0.13)	$1.80	$0.32

Adjusted EBITDA*	$147	$43	$273	$158
Available cash for distribution*	$97	$—	$173	$—

Weighted average, number of common units outstanding:
Basic and diluted	147.6	147.6	147.6	147.6
______________________________
* See “Use of Non-GAAP Financial Measures” below.

(1)
Direct operating expenses and selling, general and administrative expenses for the three and six months ended June 30, 2018 and 2017 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses and selling, general and administrative expenses.

(2)
Direct operating expenses includes $0 million and $0 million of major turnaround expenses during the three and six months ended June 30, 2018, respectively. Direct operating expenses includes $3 million and $16 million of major turnaround expenses during the three and six months ended June 30, 2017, respectively.

	As of June 30, 2018	As of December 31, 2017
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$258	$174
Working capital	391	218
Total assets	2,366	2,270
Total debt, including current portion	540	541
Total partners’ capital	1,370	1,247

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$242	$135	$258	$252
Investing activities	(15)	(28)	(31)	(49)
Financing activities	(76)	(1)	(143)	(1)
Net increase in cash and cash equivalents	$151	$106	$84	$202

Capital expenditures for property, plant and equipment:
Maintenance capital expenditures	$11	$25	$23	$43
Growth capital expenditures	5	2	9	5
Total capital expenditures	$16	$27	$32	$48

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Key Operating Statistics (dollars per barrel):
Per total throughput barrel:
Gross profit	$7.29	$0.60	$7.05	$2.43
Refining margin*	13.71	6.45	13.93	8.64
FIFO impact, (favorable) unfavorable	(1.10)	0.76	(1.15)	0.39
Refining margin adjusted for FIFO impact*	12.61	7.21	12.78	9.03
Direct operating expenses and major turnaround expenses	4.76	4.27	5.10	4.62
Direct operating expenses excluding major turnaround expenses	4.76	4.13	5.10	4.23
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$67.91	$48.15	$65.46	$49.95
Crude Oil Differentials:
WTI less WTS (light/medium sour)	8.50	1.06	5.05	1.24
WTI less WCS (heavy sour)	18.02	10.00	21.81	11.88
WTI less Condensate	0.46	0.15	0.42	0.12
Midland Cushing Differential	8.12	0.83	4.34	0.41
NYMEX Crack Spreads:
Gasoline	20.63	18.07	18.06	16.39
Heating Oil	22.22	15.11	21.36	15.32
NYMEX 2-1-1 Crack Spread	21.43	16.59	19.71	15.85
PADD II Group 3 Basis:
Gasoline	(4.44)	(3.95)	(3.19)	(2.96)
Ultra Low Sulfur Diesel	(0.05)	(0.62)	(0.33)	(1.10)
PADD II Group 3 Product Crack Spread:
Gasoline	16.19	14.12	14.87	13.42
Ultra Low Sulfur Diesel	22.17	14.49	21.03	14.23
PADD II Group 3 2-1-1	19.18	14.30	17.95	13.82

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
		%		%		%		%
Refining Throughput and Production Data (bpd):
Throughput:
Condensate	9,127	4.2	1,258	0.6	15,560	7.7	4,363	1.9
Sweet	190,595	88.0	200,812	90.4	172,969	85.4	195,610	86.9
Heavy sour	6,249	2.9	11,771	5.3	3,385	1.7	14,130	6.3
Total crude oil throughput	205,971	95.1	213,841	96.3	191,914	94.8	214,103	95.1
All other feedstocks and blendstocks	10,694	4.9	8,113	3.7	10,681	5.2	11,161	4.9
Total throughput	216,665	100.0	221,954	100.0	202,595	100.0	225,264	100.0
Production:
Gasoline	106,431	49.1	112,284	50.4	99,279	49.0	115,600	51.2
Distillate	94,784	43.7	96,578	43.4	86,870	42.9	93,260	41.3
Other (excluding internally produced fuel)	15,609	7.2	13,775	6.2	16,495	8.1	17,019	7.5
Total refining production (excluding internally produced fuel)	216,824	100.0	222,637	100.0	202,644	100.0	225,879	100.0

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
		%		%		%		%
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Condensate	1,547	1.1	1,258	0.9	9,586	8.0	4,363	3.1
Sweet	120,975	89.3	120,790	86.4	100,863	84.2	113,804	80.9
Heavy sour	6,249	4.6	11,771	8.4	3,385	2.8	14,130	10.0
Total crude oil throughput	128,771	95.0	133,819	95.7	113,834	95.0	132,297	94.0
All other feedstocks and blendstocks	6,671	5.0	6,077	4.3	6,022	5.0	8,482	6.0
Total throughput	135,442	100.0	139,896	100.0	119,856	100.0	140,779	100.0
Production:
Gasoline	66,577	48.6	70,032	49.3	57,565	47.5	72,271	50.5
Distillate	59,797	43.7	59,703	42.1	52,064	42.9	59,573	41.6
Other (excluding internally produced fuel)	10,500	7.7	12,146	8.6	11,657	9.6	11,246	7.9
Total refining production (excluding internally produced fuel)	136,874	100.0	141,881	100.0	121,286	100.0	143,090	100.0

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
		%		%		%		%
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Condensate	7,580	9.3	—	—	5,974	7.2	—	—
Sweet	69,620	85.7	80,022	97.5	72,106	87.1	81,806	96.8
Total crude oil throughput	77,200	95.0	80,022	97.5	78,080	94.3	81,806	96.8
All other feedstocks and blendstocks	4,023	5.0	2,036	2.5	4,659	5.7	2,679	3.2
Total throughput	81,223	100.0	82,058	100.0	82,739	100.0	84,485	100.0
Production:
Gasoline	39,854	49.8	42,252	52.3	41,714	51.3	43,329	52.3
Distillate	34,987	43.8	36,875	45.7	34,806	42.8	33,687	40.7
Other (excluding internally produced fuel)	5,109	6.4	1,629	2.0	4,838	5.9	5,773	7.0
Total refining production (excluding internally produced fuel)	79,950	100.0	80,756	100.0	81,358	100.0	82,789	100.0

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with accounting principles generally accepted in the United States of America ("GAAP") for the applicable periods, CVR Refining, LP (the "Partnership") also uses the non-GAAP financial and operational measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial and operational measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Performance and Liquidity Measures

EBITDA is a performance measure representing net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA is a performance measure representing EBITDA adjusted for (i) (favorable) unfavorable FIFO impacts associated with our crude oil and refined product inventories, (ii) major turnaround expenses (that many of our competitors capitalize and thereby exclude from their measures of EBITDA and adjusted EBITDA), (iii) (gain) loss on derivatives, net and (iv) current period settlements on derivative contracts. Adjusted EBITDA represents the starting point for determining available cash for distribution. Refer to discussion below for the Refining margin, adjusted for FIFO impact non-GAAP measure for discussion of why management adjusted for the FIFO impact of our inventories. We exclude major turnaround expenses because these amounts are required expenditures for our refineries, are not closely related to current period operations and many of our peer companies capitalize these amounts thereby excluding these amounts from their EBITDA-related measures. For derivatives, we adjust EBITDA to exclude the unrealized or non-cash portion of our derivative gain or loss from our results in order to arrive at our starting point for available cash for distribution.

Refining margin. This performance measure represents the difference between net sales and cost of materials and other as reported on our Condensed Consolidated Statement of Operations.

Refining margin, adjusted for FIFO impact. This performance measure represents our refining margin adjusted to exclude the impact of price changes in our crude oil and refined products inventories. Under our FIFO accounting method for crude oil and refined products, changes in crude oil prices can cause fluctuations in the inventory valuation of our raw material, work in process and finished good inventories, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease. In periods of significant price volatility, these price changes have a significant impact on the valuation on our inventories and thus our results.

Available cash for distribution. This performance and liquidity measure is equal to Adjusted EBITDA reduced for cash needed for (i) debt service, (ii) reserves for environmental and maintenance capital expenditures, (iii) reserves for major turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner.

Operating Metrics

During the second quarter of 2018, we changed the metrics discussed below from a crude oil throughput barrel basis to a total throughput barrel basis. Prior period information has been revised to conform to current presentation.

Refining margin and refining margin adjusted for FIFO impact per total throughput barrel. For both refining margin and refining margin adjusted for FIFO impact, we present these measures on a per total throughput barrel basis. In order to calculate these non-GAAP operating metrics, we utilize the total dollar figures for refining margin and refining margin adjusted for FIFO impact, as derived above and divide by the applicable number of total throughput barrels for the period.

Direct operating expenses, excluding major turnaround expenses, per total throughput barrel. We provide this performance measure to exclude major turnaround expenses from the reported amounts of direct operating expense during a given period. Major turnaround expenses are not directly correlated to our current period operations and thus excluding them provides investors and analysts with the current period cost, exclusive of depreciation and amortization, we incur to convert a barrel of crude oil into refined product.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures.

A reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three and six months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions)
Net income (loss)	$118	$(19)	$265	$48
Add:
Interest expense, net	11	12	22	23
Depreciation and amortization	33	32	67	66
EBITDA	162	25	354	137
Add:
FIFO impact, (favorable) unfavorable	(22)	15	(42)	16
Major turnaround expenses	—	3	—	16
Gain on derivatives, net	(10)	—	(70)	(12)
Current period settlements on derivative contracts(1)	17	—	31	1
Adjusted EBITDA	$147	$43	$273	$158
_________________________

(1)
Represents the portion of (gain) loss on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

A reconciliation of Adjusted EBITDA to Available cash for distribution is as follows:

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
	(in millions, except per unit data)
Adjusted EBITDA	$147	$273
Adjustments:
Less:
Cash needs for debt service	(10)	(20)
Reserves for environmental and maintenance capital expenditures	(25)	(50)
Reserves for major turnaround expenses	(15)	(30)
Available cash for distribution	$97	$173

Distribution declared, per common unit	$0.66	$1.17
Common units outstanding	147.6	147.6

The calculation of refining margin, refining margin adjusted for FIFO impact, refining margin per total throughput barrel, refining margin adjusted for FIFO impact per total throughput barrel and direct operating expenses (exclusive of depreciation and amortization and major turnaround expenses) per total throughput barrel (each a non-GAAP financial measure), including a reconciliation to the most directly comparable GAAP financial measure for the three and six months ended June 30, 2018 and 2017 is as follows:

Consolidated Operating Data
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions)
Net sales	$1,824	$1,338	$3,282	$2,762
Cost of materials and other	1,553	1,208	2,771	2,409
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	94	86	187	188
Depreciation and amortization	32	31	65	65
Gross profit	145	13	259	100
Add:
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	94	86	187	188
Depreciation and amortization	32	31	65	65
Refining margin	271	130	511	353
FIFO impact, (favorable) unfavorable	(22)	15	(42)	16
Refining margin adjusted for FIFO impact	$249	$145	$469	$369

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total throughput barrels per day	216,665	221,954	202,595	225,264
Days in the period	91	91	181	181
Total throughput barrels	19,716,515	20,197,814	36,669,695	40,772,784

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except for $ per barrel data)
Refining margin	$271	$130	$511	$353
Divided by: total throughput barrels	20	20	37	41
Refining margin per total throughput barrel	$13.71	$6.45	$13.93	$8.64

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except for $ per barrel data)
Refining margin adjusted for FIFO impact	$249	$145	$469	$369
Divided by: total throughput barrels	20	20	37	41
Refining margin adjusted for FIFO impact per total throughput barrel	$12.61	$7.21	$12.78	$9.03

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except for $ per barrel data)
Direct operating expenses (exclusive of depreciation and amortization)	$94	$86	$187	$188
Major turnaround expenses	—	3	—	16
Direct operating expenses(1)	$94	$83	$187	$172
Divided by: total throughput barrels	20	20	37	41
Direct operating expenses, excluding major turnaround expenses, per total throughput barrel	$4.76	$4.13	$5.10	$4.23

Q3 2018 Outlook. The table below summarizes our outlook for certain refining statistics and financial information for the third quarter of 2018. See “forward looking statements.”

	Q3 2018
	Low	High
Refinery Statistics:
Total throughput (bpd)	200,000	210,000
Total refining production (bpd)	210,000	220,000

Direct operating expenses(1) (in millions)	$85	$95

Total capital spending (in millions)	$20	$30
_________________________
(1) Direct operating expenses are shown exclusive of depreciation and amortization and major turnaround expenses.